Exhibit 99.1

Kopin Corporation Reports Third-Quarter 2013 Operating Results

WESTBOROUGH, Mass.--(BUSINESS WIRE)--October 31, 2013--Kopin Corporation (NASDAQ:KOPN), a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the third quarter ended September 28, 2013.

Comments on the Third Quarter

“We continue to make the strategic investments necessary to establish Kopin as a preeminent developer of critical components, reference systems and total system solutions for wearable computing,” said Dr. John C.C. Fan, Kopin’s President and Chief Executive Officer. “As we continue on our transformational journey into the wearable computing space, I’m extremely pleased with the progress we’ve made thus far.”

“Kopin is transforming its business model from one that has been primarily commodity-based to one powered by providing innovative solutions for wearable devices. This new business model is expected to generate substantially higher gross margins,” Dr. Fan said. “During the third quarter we continued to advance discussions with partners and prospects in areas such as product definition and design, and we expect to have exciting and innovative products in the market by mid-2014.”

“Our balance sheet is strong and debt-free which allows us to maintain our level of investment in the growing wearable systems market,” Dr. Fan continued. “This investment is critical in achieving our goal of becoming the leading supplier in the wearable technology market.”

Third Quarter Results

Total revenues for the third quarter ended September 28, 2013, were $5.0 million, compared with $8.2 million for the third quarter of 2012, primarily reflecting a decline in sales of display products for military applications.

Research and development expenses for the third quarter were $5.6 million compared with $4.7 million for the third quarter of 2012, reflecting an increase in costs to develop our wearable and military technologies.

Selling, general and administrative expenses were $5.0 million in the third quarter of 2013, compared with approximately $4.7 million in the same period of 2012.

Net loss for the third quarter of 2013 was $8.8 million, or $0.14 per share, compared with net loss of $6.7 million, or $0.11 per share, for the same period of 2012.

Kopin’s cash, equivalents and marketable securities was $122.7 million at September 30, 2013. Kopin has no long term debt.

Outlook

Kopin expects full-year 2013 revenue in the range of $18 million to $22 million and a net loss in the range of $28 million to $33 million for the 12 months ending December 28, 2013. This guidance excludes the income from discontinued operations, net of tax, and includes its acquisition of a majority interest in e-MDT America. Excluding the effects of working capital, its stock buyback program and other investing and financing activities, Kopin estimates it will use between $30 million and $35 million to fund operations for the fiscal year 2013.

Financial Results Conference Call

In conjunction with its third quarter 2013 financial results, Kopin will host a teleconference call for investors and analysts at 9:00 a.m. ET today. To participate, please dial (877) 709-8150 (U.S. and Canada) or (201) 689-8354 (International). The call will also be available as a live and archived audio webcast on the “Investors” section of the Kopin website, www.kopin.com.

About Kopin

Kopin is a leading developer and provider of innovative wearable technologies and solutions. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, software, low-power chipsets, and ergonomically designed headset computing systems. Kopin's proprietary components and technology are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

Kopin, CyberDisplay and Golden-i are trademarks of Kopin Corporation.

Forward-Looking Statements

Statements in this news release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to the Company transforming its business model from one that has been primarily commodity-based to one powered by providing innovative solutions for wearable devices; the new business model can generate substantially higher gross margins; the Company’s plans to make strategic investments in its establish itself to be the preeminent developer of components and solutions in the wearable technology market; and the Company’s expectation that its full-year 2013 revenue will be in the range of $18 million to $22 million; its net loss for full-year 2013 will be in the range of $28 million to $33 million and that it will use between $30 million and $35 million to fund operations for the fiscal year 2013, excluding the effects of working capital, its stock buyback program and other investing and financing activities. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: it may take longer than the Company estimates to develop products; the Company’s products may not be accepted by the market place; the Company’s 2013 financial expectations may turn out to be wrong; there may be issues that prevent the adoption or further development of the Company’s wearable computing technologies; manufacturing, marketing or other issues may prevent either the adoption or acceptance of products; the Company might be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may be unsuccessful; the Company could experience the loss of significant customers; costs to produce the Company’s products might increase significantly, or yields could decline; the Company’s customers might be unable to ramp production volumes of its products, or the Company’s product forecasts could turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its financial guidance; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 29, 2012, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Nine Months Ended

	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Display Revenues by Category (in millions)
Military Applications	$1.5	$4.3	$7.2	$15.0
Consumer Electronics Applications	3.4	3.0	8.9	8.8
Research and Development	0.1	0.9	1.3	2.3
Total	$5.0	$8.2	$17.4	$26.1

Stock-Based Compensation Expense
Continuing Operations
Cost of product revenues	$136,000	$77,000	$255,000	$255,000
Research and development	132,000	77,000	258,000	210,000
Selling, general and administrative	961,000	1,330,000	3,136,000	3,113,000
	$1,229,000	$1,484,000	$3,649,000	$3,578,000

Other Financial Information

Depreciation and amortization	$1,056,000	$2,501,000	$3,058,000	$7,634,000
Continuing operations	$1,056,000	$1,038,000	$3,058,000	$3,264,000
Non-continuing operations	$-	$1,463,000	$-	$4,370,000

Capital expenditures	$6,000	$2,716,000	$520,000	$8,464,000
Treasury stock purchases	$3,756,000	$-	$5,987,000	$3,456,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenues:
Product revenues	$4,888,791	$7,310,387	$16,065,593	$23,801,159
Research and development revenues	61,257	879,383	1,282,185	2,266,218
	4,950,048	8,189,770	17,347,778	26,067,377
Expenses:
Cost of product revenues	4,622,252	4,859,383	16,790,618	16,969,699
Research and development	5,586,745	4,739,956	13,492,253	10,669,867
Selling, general and administrative	5,049,936	4,694,829	15,651,581	13,022,903
Impairment of intangibles assets and goodwill	-	-	-	1,704,770
	15,258,933	14,294,168	45,934,452	42,367,239
Loss from operations	(10,308,885)	(6,104,398)	(28,586,674)	(16,299,862)

Other income (expense), net	1,486,095	(535,263)	206,195	894,052

Loss before benefit (provision) for income taxes, equity losses in	(8,822,790)	(6,639,661)	(28,380,479)	(15,405,810)
unconsolidated affiliates and net loss (income) from noncontrolling interest

Benefit (provision) for income taxes	33,000	(10,000)	12,879,000	(22,799)

Loss before equity loss in unconsolidated affiliate and net	(8,789,790)	(6,649,661)	(15,501,479)	(15,428,609)
loss (income) from noncontrolling interest

Equity losses in unconsolidated affiliates	(225,408)	(202,278)	(408,194)	(592,480)

Loss from continuing operations	(9,015,198)	(6,851,939)	(15,909,673)	(16,021,089)
(Loss) income from discontinued operations, net of tax	-	(214,347)	20,147,532	1,360,313
Net (loss) income	(9,015,198)	(7,066,286)	4,237,859	(14,660,776)

Net loss attributable to noncontrolling interest	243,747	344,274	712,360	160,300

Net (loss) income	$(8,771,451)	$(6,722,012)	$4,950,219	$(14,500,476)

Net (loss) income per share:
Basic
Continuing operations	$(0.14)	$0.11	$(0.24)	$(0.25)
Discontinued operations	-	(0.00)	0.32	0.02
Net (loss) income per share	(0.14)	$(0.11)	$0.08	$(0.23)
Diluted
Continuing operations	$(0.14)	$0.11	$(0.24)	$(0.25)
Discontinued operations	-	(0.00)	0.32	0.02
Net (loss) income per share	$(0.14)	$(0.11)	$0.08	$(0.23)

Weighted average number of common shares outstanding:
Basic	63,542,348	63,415,345	62,620,814	63,572,753
Diluted	63,542,348	63,415,345	63,709,833	63,572,753

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and marketable securities	$122,747,803	$92,485,349
Accounts receivable, net	2,824,609	5,517,365
Inventory	2,842,735	5,789,753
Prepaid and other current assets	1,232,654	1,600,873
Current assets held for sale	-	21,573,729

Total current assets	129,647,801	126,967,069

Property, plant and equipment, net	6,191,163	8,486,406
Other assets	23,486,566	11,609,595
Noncurrent assets held for sale	-	29,145,732

Total assets	$159,325,530	$176,208,802

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,295,137	$5,121,323
Accrued expenses	7,196,898	6,731,823
Billings in excess of revenue earned	1,782,168	1,220,395
Current liabilities held for sale	-	7,102,895

Total current liabilities	13,274,203	20,176,436

Lease commitments	321,750	322,477
Noncurrent liabilities held for sale	-	623,979

Total Kopin Corporation stockholders' equity	145,546,295	148,733,680
Noncontrolling interest	183,283	6,352,230
Total stockholders' equity	145,729,577	155,085,910
Total liabilities and stockholders' equity	$159,325,530	$176,208,802

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Edelman
Geoffrey Mogilner, 312-233-1271
Vice President
geoffrey.mogilner@edelman.com